UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 12, 2007

                                  VAXGEN, INC.
             (Exact name of Registrant as Specified in its Charter)


          DELAWARE                  0-26483                 94-3236309
(State or other jurisdiction      Commission      (I.R.S. Employer incorporation
 of organization)                 File Number)      or Identification Number)


        349 OYSTER POINT BOULEVARD, SOUTH SAN FRANCISCO, CALIFORNIA 94080
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, Including Area Code: (650) 624-1000

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

                                   ----------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|X| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                 SECTION 1--REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement.

      On November 12, 2007, VaxGen, Inc. ("VaxGen") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Raven biotechnologies, inc. ("Raven") and two wholly-owned subsidiaries of VaxGen, TLW Merger Sub, Inc. ("Merger Sub I") and TLW, LLC ("Merger Sub II"). Upon the terms and subject to the conditions set forth in the Merger Agreement, VaxGen will issue, and holders of Raven Series D Preferred Stock will receive shares of common stock of VaxGen, such that following the consummation of the transactions contemplated by the Merger Agreement, current stockholders of VaxGen are expected to own approximately 50.9% of the combined company and current Raven Series D preferred stockholders are expected to own approximately 49.1% of the combined company.

      Subject to the terms of the Merger Agreement, which has been unanimously approved by the boards of directors of VaxGen, Merger Sub I and Raven, upon consummation of the transactions contemplated by the Merger Agreement, each share of Raven Series D Preferred Stock issued and outstanding immediately prior to Merger I will be canceled, extinguished and automatically converted into the right to receive 0.171284 shares of VaxGen common stock (the "Exchange Ratio"), subject to adjustments as more fully set forth in the Merger Agreement. In addition, warrants to purchase shares of Raven's Series D Preferred Stock outstanding as of Merger I will be assumed by VaxGen and will become exercisable for approximately 332,000 shares of VaxGen common stock, with the number of shares purchasable and the exercise price adjusted proportionately in accordance with the Exchange Ratio. All other shares of Raven capital stock and options and warrants to purchase capital stock will be cancelled without consideration and extinguished.

      The proposed  mergers will be consummated in two steps,  pursuant to which
(i) Merger Sub I will merge with and into Raven ("Merger I") and (ii) immediately following the effectiveness of Merger I, the surviving entity resulting from Merger I will merge with and into Merger Sub II ("Merger II," and together with Merger I, the "Transaction"). Following the Transaction, the separate existence of Raven will cease. Merger Sub II, as the successor to Raven, will be the surviving entity and a wholly-owned subsidiary of VaxGen and will assume all of Raven's debts, liabilities, obligations, and duties. The Transaction is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended. Ten percent of the shares to be issued by VaxGen in the transaction will be deposited into an escrow fund, and will be the sole remedy for all indemnification claims by VaxGen under the Merger Agreement, other than claims for fraud, willful misconduct or intentional or reckless misrepresentation.

      Consummation of the Transaction is subject to closing conditions, including among other things, (i) the filing by VaxGen with the Securities and Exchange Commission (the "SEC") of a registration statement on Form S-4 with respect to the registration of the shares of VaxGen common stock to be issued in the Transaction, and a declaration of its effectiveness by the SEC, (ii) approval and adoption of the Merger Agreement and Merger I by the requisite vote of the stockholders of Raven and VaxGen, (iii) approval of the issuance of shares of VaxGen common stock in connection with Merger I by the requisite vote of VaxGen stockholders; and (iv) the relisting of VaxGen common stock on NASDAQ or another approved securities exchange.

      In connection with the Merger Agreement, VaxGen entered into voting agreements with certain executive officers, directors and stockholders of Raven, pursuant to which these parties agreed to vote in favor of the adoption of the Merger Agreement and Merger I. In addition, certain insiders of the parties to the Transaction and certain holders of Raven Series D Preferred Stock executed lock-up agreements pursuant to which they agreed not to sell shares of VaxGen common stock for a period of six months following the closing of the Transaction.

      In addition, Raven's existing stockholders have agreed to loan up to $3.8 million to Raven, which will convert into shares of Raven Series D Preferred Stock immediately prior to the closing of the Transaction and is reflected in the current exchange ratio agreed between the two companies. Concurrent with the execution and delivery of the Merger Agreement, VaxGen and Raven also entered into a loan agreement and related documents, pursuant to which Raven will receive bridge loans from VaxGen of up to $6.0 million. The loan from VaxGen is repayable in full in the event the Transaction does not close.

      The Merger Agreement contains certain termination rights for both VaxGen and Raven, and further provides that, upon termination of the Merger Agreement under specified circumstances, either party may be required to pay the other party a termination fee of $2.0 million.

      The Merger Agreement is attached to this report as Exhibit 2.1 and the Loan Agreement in connection with VaxGen's bridge loan to Raven is attached to this report as Exhibit 10.1. The foregoing descriptions are qualified in their entirety by reference to the full text of the Merger Agreement and the Loan Agreement. A copy of the joint press release issued by VaxGen and Raven announcing the Transaction is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Additional Information about the Transaction and Where to Find It

      In connection with the Transaction described herein, VaxGen will file a registration statement on Form S-4 and a related proxy statement and prospectus with the SEC. Investors and security holders of VaxGen and Raven are urged to read the proxy statement/prospectus (including any amendments or supplements to the proxy statement/prospectus) regarding the Transaction when it becomes available because it will contain important information about VaxGen, Raven and the Transaction. VaxGen's stockholders will be able to obtain a copy of the proxy statement/prospectus, as well as other filings containing information about VaxGen and Raven, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to VaxGen, Inc., 349 Oyster Point Boulevard, South San Francisco, CA 94080, Attention: Investor Relations, Telephone: (650) 624-1000 or by .by contacting VaxGen Investor Relations at the email address: ir@vaxgen.com.

Participants in the Solicitation.

      VaxGen, Raven and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of VaxGen in connection with the Transaction. Information regarding the special interests of these directors and executive officers in the Transaction will be included in the proxy statement/prospectus of described above. Additional information regarding the directors and executive officers of VaxGen is also included in VaxGen's preliminary proxy statement for its 2007 Annual Meeting of Stockholders which was filed with the SEC on November 9, 2007 and its Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on August 30, 2007. These documents are available free of charge at the SEC's web site at www.sec.gov and from Investor Relations at VaxGen as described above.

Item 9.01.  Financial Statements and Exhibits.

Exhibit
Number      Description

2.1         Agreement and Plan of Merger,  dated November 12, 2007, by and among
            VaxGen,   Inc.,   TLW  Merger  Sub,   Inc.,   TLW,  LLC,  and  Raven
            biotechnologies, inc.

10.1 Loan Agreement, dated November 12, 2007, between VaxGen, Inc. and Raven biotechnologies, inc.

99.1 Press release dated November 12, 2007 entitled, "VaxGen and Raven biotechnologies Announce Signing of Definitive Merger Agreement."

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      VaxGen, Inc.
                                      (Registrant)


Dated: November 13, 2007         By:   /s/ Matthew J. Pfeffer
                                      ------------------------------------------
                                      Matthew J. Pfeffer
                                      Senior Vice President, Finance and
                                      Administration and Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit
Number      Description

2.1         Agreement and Plan of Merger,  dated November 12, 2007, by and among
            VaxGen,   Inc.,   TLW  Merger  Sub,   Inc.,   TLW,  LLC,  and  Raven
            biotechnologies, inc.

10.1 Loan Agreement, dated November 12, 2007, between VaxGen, Inc. and Raven biotechnologies, inc.

99.1 Press release dated November 12, 2007 entitled, "VaxGen and Raven biotechnologies Announce Signing of Definitive Merger Agreement."